(Company Letterhead)


News Release
For Immediate Release:
December 11, 2002


ECON Investor Relations, Inc.
Dawn Van Zant, 1-866-730-1151
dvanzant@investorideas.com


 Markland Technologies Announces Exchange of Promissory Note for Shares of Newly
                        Issued Series C Convertible Stock

RIDGEFIELD, CT. Dec 11, 2002 - Markland Technologies (OTC:MKLD),
(www.marklandtech.com) announced today that as part of the Company's recapitalization it has retired $5.25 million of convertible promissory notes currently held by investors in exchange for a $5.25 million new issue of preferred stock designated Series C Cumulative Convertible Preferred Stock (the "Series C Preferred").

The Series C Preferred will accrue dividends at the rate of 5% per year, payable in cash or common stock at the option of the holder. The Series C Preferred is redeemable at any time by the Company, and cannot be converted prior to 6 months after issuance without the Company's consent. The Series C Preferred is convertible into common stock at the option of the holder, at a conversion price ranging from 65% to 80% of the common stock's market price at the time of conversion, subject to adjustment pursuant to any stock split. The amount of the discount is dependent upon the market price at the time of conversion.

Markland Technologies announced that management is proposing to its board of directors that it authorize a 1-for-20 reverse stock split that would reduce the company's outstanding common stock to approximately 15 million shares, with its parent, Eurotech, Ltd. (www.eurotechltd.com) (AMEX:EUO) owning about 12 million shares.

Details of these transactions are or will be available in Eurotech's and Markland's filings with the Securities and Exchange Commission.


SAFE HARBOR STATEMENT
Note: Statements in this press release that are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Markland believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Markland expectations include the uncertainty regarding Markland's ability to repay existing indebtedness, lack of continuing operations, possible inability of Markland to continue in business and other risks detailed from time to time in Markland's SEC reports. No assurance can be given that investors of Markland will retain any level of value.

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SOURCE: Markland Technologies, Inc.


"Safe Harbor Statement"
Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.
Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markalnd Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.


Contact:
Markland Technologies
Dawn Van Zant, ECON Investor Relations, Inc.,
1-866-730-1151
dvanzant@investorideas.com